SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    |X|

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Check the appropriate box:

|_| Preliminary Proxy Statement    |_|   Confidential, for Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          ALLIED WASTE INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:   N/A

    (2)  Aggregate number of securities to which transaction applies:   N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    (4)  Proposed maximum aggregate value of transaction:   N/A

    (5)  Total fee paid:   N/A

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:   N/A

      (2) Form, Schedule or Registration Statement No.:   N/A

      (3) Filing Party:   N/A

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
                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JULY 2, 1997

                                  June 10, 1997

      Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Allied Waste Industries, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters (the "Corporate Headquarters"), 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, on Wednesday, July 2, 1997, at 10:00 a.m., Arizona time, for the purpose of electing twelve directors of the Company.

      A record of the stockholders has been taken as of the close of business on May 28, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available commencing June 20, 1997, and may be inspected prior to the Annual Meeting, during normal business hours at the Corporate Headquarters.

      Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                 By Order of the Board of Directors,

                                 /s/ ROGER A. RAMSEY
                                 Roger A. Ramsey
                                 CHAIRMAN OF THE BOARD AND
                                   CHIEF EXECUTIVE OFFICER

                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260

                                 PROXY STATEMENT

                                    REGARDING

                       THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JULY 2, 1997

      This proxy statement is being mailed to stockholders commencing on or about June 10, 1997, in connection with the solicitation by the Board of Directors (the "Board of Directors") of Allied Waste Industries, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") to be held in Scottsdale, Arizona on Wednesday, July 2, 1997, and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holder of the proxies. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, but will be disregarded in the calculation of a plurality or of total votes cast. Broker non-votes will be treated as not present and not entitled to vote on any matter as to which the broker has indicated that it does not have authority to vote. Any proxy on which no direction is specified will be voted
(1) FOR the twelve nominees for director of the Company named herein and in the accompanying proxy (the "Nominees"), and (2) otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by:
(1) delivering to the Company written notice of revocation, (2) delivering to the Company a proxy signed on a later date or (3) appearing at the Annual Meeting and voting in person.

      The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The persons designated to vote shares covered by Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                          OUTSTANDING VOTING SECURITIES

      As of May 28, 1997, the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting, there were issued, outstanding and entitled to vote 76,946,606 shares of the common stock, par value $.01 per share (the "Common Stock"). Delaware law, the Company's Certificate of Incorporation (the "Certificate") and the Company's Bylaws (the "Bylaws") provide that each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, twelve directors of the Company are to be elected, each director to hold office until his successor is elected and qualified. The Nominees have been nominated by the Board of Directors and have previously served as Directors of the Company, except as otherwise indicated below. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board of Directors may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any Nominee unavailable.

      The twelve Nominees who receive a plurality of votes cast by the holders of the Common Stock entitled to vote at the Annual Meeting shall be the duly elected Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL TWELVE NOMINEES OF THE COMPANY TO THE BOARD OF DIRECTORS

INFORMATION REGARDING THE NOMINEES

      Certain information regarding each of the Nominees is set forth in the following table:

                                                                                                                        DIRECTOR
NAME                                                     POSITIONS HELD                                          AGE      SINCE
----                                                     --------------                                          ---    --------
Roger A. Ramsey..........................................Chairman of the Board of Directors and Chief             58      1989
                                                         Executive Officer, Director
Thomas H. Van Weelden....................................President and Chief Operating Officer, Director          42      1992
Nolan Lehmann............................................Director                                                 53      1990
Alan B. Shepard..........................................Director                                                 73      1994
Brian A. O'Leary.........................................Director                                                 58      1997
Michael Gross............................................Director                                                 35      1997
David B. Kaplan..........................................Director                                                 29      1997
Antony P. Ressler........................................Director                                                 36      1997
Howard A. Lipson.........................................Director                                                 33      1997
Dennis Hendrix...........................................Nominee                                                  57        -
Warren B. Rudman.........................................Nominee                                                  67        -
Vincent Tese.............................................Nominee                                                  54        -

      For certain information regarding the beneficial ownership of the Common Stock by each of the Nominees, see "Other Information--Principal Stockholders."

      ROGER A. RAMSEY has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since October 1989. He also served as President of the Company from May 1992 to December 1992. Mr. Ramsey devotes substantially all of his time to the Company's business. Since August 1986, Mr. Ramsey has served as a general partner of Houston Partners ("HP"), a venture capital firm located in Houston, Texas, which through its affiliates is a stockholder of the Company. In 1968, Mr. Ramsey co-founded Browning-Ferris Industries, Inc. ("BFI") and served as its Vice President and Chief Financial Officer until 1976. Mr. Ramsey is also a member of the Board of Trustees of Texas Christian University.

      THOMAS H. VAN WEELDEN joined the Company in January 1992 as its Vice President--Development, and was promoted to President and Chief Operating Officer in December 1992. He was also elected a Director in March 1992. Mr. Van Weelden served as President and Chief Executive Officer of R.18, Inc. ("R.18"), a solid waste disposal company in East Moline, Illinois, from 1991 until its acquisition by the Company in January 1992 and as President of Van Weelden Brothers Waste and Vermillion Waste from 1975 until their acquisition by the Company in July 1992.

      NOLAN LEHMANN has served as a Director of the Company since October 1990. Since 1983, Mr. Lehmann has served as President and a Director of Equus Capital Management Corporation, a registered investment advisor, and Equus II Incorporated ("Equus"), a registered public investment company whose stock is traded on the American Stock Exchange. Mr. Lehmann also serves as a director of American Residential Services, Inc., Brazos Sportswear, Inc., Drypers Corporation and Garden Ridge Corporation.

      ALAN B. SHEPARD has served as a Director since April 1994. Mr. Shepard is a retired Rear Admiral of the United States Navy and a former astronaut with NASA, retiring from the United States Navy and NASA in August 1974. Mr. Shepard is currently the President of Seven Fourteen Enterprises, a Houston-based investment company, and a limited partner of HP. He also serves as President of the Mercury Seven Foundation, a non-profit organization that awards scholarships to college students and as a Director of American Capital Bond Fund, American Capital Convertible Securities Fund and Kwik-Kopy Corporation.

      BRIAN A. O'LEARY has served as a Director since January 1997. Mr. O'Leary founded Container Corporation of Carolina, a solid waste management operation headquartered in Charlotte, North Carolina in 1970, and served as its President and Chief Executive Officer until its acquisition by the Company in June 1996.

      MICHAEL GROSS has served as a Director since May 1997. In 1990, Mr. Gross was one of the founding principals of Apollo Advisors, L.P. ("Apollo") which, together with an affiliate, serves as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., which are private securities investment funds, and of Lion Advisors, L.P. ("Lion Advisors"), which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Gross is also a director of Furniture Brands International, Inc., Converse, Inc., The Florsheim Group, Inc., Urohealth Systems, Inc. and Proffitt's, Inc.

      DAVID B. KAPLAN has served as a Director since May 1997. Since 1991, Mr. Kaplan has been associated with and a limited partner of Apollo and Lion Advisors. Mr Kaplan is also a director of BDK Holdings, Inc., Dominick's Supermarkets, Inc., PRI Holdings, Inc., WMC Finance Co. and Family Restaurants, Inc.

      ANTONY P. RESSLER has served as a Director since May 1997. In 1990, Mr. Ressler was one of the founding principals of Apollo and Lion Advisors. Mr. Ressler is currently a director of Dominick's Supermarkets, Inc., Family Restaurants, Inc., PRI Holdings, Inc., United International Holdings, Inc., and Vail Resorts, Inc. Mr. Ressler is also the Vice Chairman of LEARN (the Los Angeles Educational Alliance for Reform Now), the largest public school reform movement in the United States and a member of the executive committee of the board of directors of the Jonsson Comprehensive Cancer Center at the UCLA Medical Center.

      HOWARD A. LIPSON has served as a Director since May 1997 and is a member of Blackstone Group Holdings L.L.C. Mr. Lipson was Managing Director from 1994 to 1995, was a Vice President from 1991 to 1994 and joined The Blackstone Group L.P. in 1988. Mr. Lipson is a director of Volume Services, Inc., Prime Succession Inc., Ritvik Holdings, Inc., AMF Group, Inc. and Rose Hills, Inc.

      DENNIS HENDRIX serves as a director of Pan Energy Corp., a large energy services company ("Pan Energy"), and is expected to serve on the board of directors of Duke Energy, which is to be formed by the merger of PanEnergy and Duke Power expected to be completed in June 1997. From November 1990 until April 1997, he served as chairman of the board of directors of PanEnergy and as PanEnergy's chief executive officer from November 1990 until April 1995. Prior to joining PanEnergy, Mr. Hendrix was president and chief executive officer of Texas Eastern Corporation from 1986 to 1989. He is also chairman of the board of directors of TEPPCO Partners, LP and a director of Texas Commerce Bancshares.

      WARREN B. RUDMAN has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton and Garrison since 1992. From 1980 until 1992, Mr. Rudman served as a United States Senator from New Hampshire. While in the Senate, Mr. Rudman was Chairman and Vice Chairman of the Ethics Committee and also served on the Appropriations Committee, the Intelligence Committee, the Governmental Affairs Committee and the Permanent Subcommittee on Investigations. He also serves on the board of directors of the Chubb Corporation, Collins & Aikman, Prime Succession and the Raytheon Company. Mr. Rudman currently serves as Vice Chairman of the President's Foreign Intelligence Advisory Board and on the board of trustees of Boston College, Valley Forge Military Academy, the Council on Foreign Relations and the Brookings Institution.

      VINCENT TESE is on the board of directors of The Bear Stearns Companies, Inc. ("Bear Stearns"), a national investment bank and brokerage company, which he joined in December 1994. Prior to Bear Stearns, he served the government of New York state from 1983 to December 1994 in several positions, including Director of Economic Development, Chairman and Chief Executive Officer of the Urban Development Corporation, and Commissioner of the Department of Economic Development. Mr. Tese has also served as a Commissioner of the Port Authority of New York and New Jersey. In 1976, Mr. Tese co-founded Cross Country Cable TV, Inc. and has also served as chairman of the board of directors of Cross Country Wireless, Inc., which was sold to Pacific Telesis in 1995. He is currently the chairman of the board of directors of Wireless Cable International, Inc.

VOTING AGREEMENTS REGARDING THE ELECTION OF DIRECTORS

      Pursuant to a Shareholders Agreement dated May 15, 1997 (the "Shareholders Agreement") between the Company and certain private securities investment funds affiliated with either: (i) Apollo Advisors II, L.P. or (ii) the Blackstone Group (collectively the "Apollo/Blackstone Investors"), the Company has agreed, until the earlier to occur of the sixth anniversary of the Shareholders Agreement or the date upon which the Apollo/Blackstone Investors own, collectively, less than 20% of the shares (the "Apollo Blackstone Shares") of Common Stock acquired from TPG Partners, L.P., TPG Parallel I, L.P. and Laidlaw Transportation, Inc., to nominate and support the election to the Board of Directors of certain individuals (the "Shareholder Designees") designated by the Apollo/Blackstone Investors. For so long as the Apollo/Blackstone Investors beneficially own: (i) 75% or more of the Apollo/Blackstone Shares, they shall be entitled to designate four Shareholder Designees; (ii) 50% or more but less than 75% of the Apollo/Blackstone Shares, they shall be entitled to designate three Shareholder Designees; (iii) 25% or more but less than 50% of the Apollo/Blackstone Shares, they shall be entitled to designate two Shareholder Designees; and (iv) 20% or more but less than 25% of the Apollo/Blackstone Shares, they shall be entitled to designate one Shareholder Designee; PROVIDED, that if, at any time as a result of the Company's issuance of voting securities, the Apollo/Blackstone Investors beneficially own 9% or less of the total voting power of voting securities then outstanding, the Apollo/Blackstone Investors shall only be entitled to one Shareholder Designee. Messrs. Gross, Kaplan, Ressler and Lipson are the Shareholders Designees designated by the Apollo/Blackstone Investors.

      In the Shareholders Agreement, the Company agreed to: (i) limit the number of executive officers of the Company that serve on the Board of Directors to two; and (ii) nominate persons to the remaining positions on the Board of Directors who are recommended by the Nominating Committee and are not an employee, officer or outside counsel of the Company or a partner, employee, director, officer, affiliate or associate of any Apollo/Blackstone Investor (the "Unaffiliated Directors"). Unaffiliated Directors shall be nominated only upon the approval of a majority of the Nominating Committee, which shall consist of not more than four Directors, at least two of whom shall be Shareholder Designees or such less number of Shareholder Designees as then serves on the Board of Directors. If the Apollo/Blackstone Investors beneficially own less than 50% of the Apollo/Blackstone Shares, the Nominating Committee shall contain only one member that is a Shareholder Designee.

      In the Shareholders Agreement, each Apollo/Blackstone Investor has agreed that, until the earlier to occur of the seventh anniversary of the Shareholders Agreement or the date upon which the Apollo/Blackstone Investors own, collectively, voting securities of the Company which represent less than 10% of the total voting power of all of all voting securities on a fully diluted basis, such Apollo/Blackstone Investor and their affiliates shall vote all voting securities beneficially owned by such persons to elect the individuals nominated to Board of Directors in accordance with the appropriate provisions of the Shareholders Agreement.

ACTIVITY, STRUCTURE, AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

      The Company's operations are managed under the broad supervision of the Board of Directors, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1996, the Board of Directors convened on four regularly and eight specially scheduled occasions, and each Director, other than Mr. Reilly and Mr. Shepard, attended at least 75% of the meetings held by the Board and any committees on which he served during the time he has served as a Director.

      Employee Directors do not receive additional compensation for service on the Board of Directors or its committees. The Company currently pays each non-employee Director a cash fee of $3,000 at the end of each calendar quarter of service, $1,000 for each regular and special meeting of the Board of Directors attended and $500 for each meeting of any committee of the Board of Directors attended plus travel expenses if appropriate. Under the 1994 Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), pursuant to an annual election by the Director, these cash fees may be converted into shares of Common Stock at the market price (as defined in the Director
Plan) on the last day of the quarter in which the fees are paid.

      The Director Plan entitles each Director who is not an employee of the Company to receive an option to purchase 25,000 shares of Common Stock on his initial election to the Board of Directors. Further, the Director Plan also entitles each non-employee Director to receive an option to purchase 10,000 shares on each date he is reelected. Employee Directors are eligible to participate in the Company's 1991, 1993 and 1994 Incentive Stock Plans (collectively, the "Incentive Plans"). See "Other Information--Management Development and Compensation Committee Report."

      The Board of Directors currently has four standing committees, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board of Directors: (i) the Executive Committee, (ii) the Management Development and Compensation Committee (the "Compensation Committee"), (iii) the Audit Committee and (iv) the Nominating Committee. The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board of Directors is not practicable or necessary. The current members of the Executive Committee are Messrs. Ramsey, Van Weelden and Ressler. The Executive Committee convened on two occasions in 1996 and acted by unanimous consent on several other occasions. The Compensation Committee sets the compensation for the officers of the Company and administers the Company's compensation plans. The current members of the Compensation Committee are Messrs. Shepard, Lehmann and Ressler. During 1996, the Compensation Committee convened on five occasions. The Audit Committee reviews with the auditors the scope of and matters pertaining to the auditing of the Company's financial condition and results of operations. The current members of the Audit Committee are Messrs. Lipson, Kaplan and Reedy. The Audit Committee met on three occasions during 1996. The Nominating Committee evaluates and recommends nominees for Director to the Board of Directors. The current members of the Nominating Committee are Messrs. Ramsey, Van Weelden, Lipson and Ressler. The Nominating Committee was established in May 1997.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, derived from filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of the Company's Common Stock at May 28, 1997 by: (i) each person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each of the current Directors, (iii) each of the Nominees named in "Election of Directors--Information Regarding the Nominees," (iv) each of the executive officers named in the Summary Compensation Table (see "--Executive Compensation"), and (v) all Directors and executive officers as a group.

                                                                                                 SHARES BENEFICIALLY OWNED
                                                                                    -----------------------------------------------
NAME OF PERSON OR IDENTITY OF GROUP(1)                                                       NUMBER               PERCENT  OF CLASS
                                                                                    ------------------------  ---------------------
Roger A. Ramsey.....................................................................          1,077,181(2)              1.4%
Thomas H. Van Weelden...............................................................          1,362,527(3)              1.8%
Apollo Investment Fund III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.
   c/o Apollo Advisors, II, L.P. (4)................................................         17,144,897(4)             22.3%
   1 Manhattanville Road
   Purchase, New York 10577
Blackstone Capital Partners II Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners II L.P.
Blackstone Family Investment Partnership II L.P.
   c/o Blackstone Management Associates II L.L.C. (5)...............................          9,231,868(5)             12.0%
   345 Park Avenue
   New York, New York 10154
Nolan Lehmann.......................................................................          1,431,370(6)              1.9%
Brian A. O'Leary....................................................................          4,705,241                 6.1%
Larry D. Henk.......................................................................            288,020(7)               *
H. Steven Uthoff....................................................................            241,500(8)               *
Henry L. Hirvela....................................................................             33,333(9)               *
Alan B. Shepard.....................................................................             74,471(10)              *
Michael Gross.......................................................................         17,169,897(11)            22.3%
David B. Kaplan.....................................................................         17,169,897(11)            22.3%
Antony P. Ressler...................................................................         17,169,897(11)            22.3%
Howard A. Lipson....................................................................          9,256,868(12)            12.0%
Daniel J. Ivan(13)..................................................................            174,736(14)              *
Robert G. Reedy(13).................................................................             72,768(15)              *
Dennis Hendrix......................................................................                  -                  -
Warren B. Rudman....................................................................                  -                  -
Vincent Tese........................................................................                  -                  -
All Directors and executive officers
   as a group (19 persons) (2)-(3), (6)-(15)........................................         36,003,388                45.5%

-------
*  Does not exceed one percent.
(1) Unless otherwise indicated, the address of each person or group listed above is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

(2) Includes (i) 75,694 shares of Common Stock that are beneficially owned by an affiliate of Mr. Ramsey, and (ii) 643,008 shares of Common Stock that may be acquired on the exercise of options.

(3) Includes 493,633 shares of Common Stock that may be acquired on the exercise of options and warrants.

(4) Apollo Advisors II, L.P. ("Apollo Advisors") serves as general partner for each of Apollo Investment Funds III, L.P., Apollo Overseas Partners III, L.P. and Apollo (UK) Partners III (collectively, the "Apollo Investors"), which directly own 15,632,717, 934,397 and 577,783 shares of Common Stock, respectively, representing 20.3%, 1.2% and 0.8% of the outstanding Common Stock, respectively. Messrs. Gross, Kaplan and Ressler are principals of Apollo Advisors and each disclaim beneficial ownership of the indicated shares.

(5) Blackstone Management Associates II L.L.C. ("Blackstone Associates") serves as general partner for each of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, the "Blackstone Investors"), which directly own 6,611,545, 1,962,385 and 657,938 shares of the outstanding Common Stock, respectively, representing 8.6%, 2.6% and 0.9% of the outstanding Common Stock, respectively. Mr. Lipson is Senior Managing Director of Blackstone Associates and disclaims beneficial ownership of the indicated shares.

(6) Includes (i) 1,374,634 shares of Common Stock that are beneficially owned by an affiliate of Mr. Lehmann and (ii) 45,000 shares of Common Stock that may be acquired on the exercise of options.

(7) Includes 243,133 shares of Common Stock that may be acquired on the exercise of options.

(8) Includes 240,000 shares of Common Stock that may be acquired on the exercise of options.

(9) Represents shares of Common Stock that may be acquired on the exercise of options.

(10) Includes 45,000 shares of Common Stock that may be acquired on the exercise of options.

(11) Includes (i) 17,144,892 shares beneficially owned by the Apollo Investors. Each of Messrs. Gross, Kaplan and Ressler disclaims beneficial ownership of such shares, and (ii) 25,000 shares that may be acquired on the exercise of options.

(12) Includes (i) 9,231,868 shares beneficially owned by the Blackstone Investors. Mr. Lipson disclaims beneficial ownership of such shares, and
       (ii) 25,000 shares that may be acquired on the exercise of options.

(13) Pursuant to the Shareholders Agreement, Mr. Reedy and Mr. Ivan, who are currently Directors, will not stand for re-election.

(14) Includes 171,400 shares of Common Stock that may be acquired on the exercise of options.

(15) Includes 45,000 shares of Common Stock that may be acquired on the excercise of options.

EXECUTIVE OFFICERS

       The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board of Directors follows the table:

       NAME                   AGE                  POSITION HELD
       ----                   ---                  -------------
Roger A. Ramsey............   58    Chairman of the Board of Directors and Chief
                                    Executive Officer
Thomas H. Van Weelden......   42    President and Chief Operating Officer
Henry L. Hirvela...........   45    Vice President and Chief Financial Officer
Steven M. Helm.............   49    Vice President - Legal and Secretary
Larry D. Henk..............   37    Vice President of Operations
H. Steven Uthoff...........   48    Vice President - Acquisition Analysis and
                                    Integration

Michael G. Hannon..........   42    Vice President of Corporate Development
Peter S. Hathaway..........   41    Vice President and Chief Accounting Officer
James S. Eng...............   45    Controller
G. Thomas Rochford, Jr.....   48    Treasurer

      Biographical information regarding Messrs. Ramsey and Van Weelden appears in the biographical information regarding the Nominees. See "Election of Directors--Nominees."

      HENRY L. HIRVELA has served as Vice President and Chief Financial Officer of the Company since November 1996. Mr. Hirvela has also served as Vice President and Chief Financial Officer of Allied Parent since May 1996. From September 1995 through February 1996 he served as Chief Financial Officer for Power Computing Corporation, a privately owned manufacturer of Macintosh operating system personal computers. Prior to joining Power Computing, Mr. Hirvela was employed by BFI since 1988 as Vice President-Treasurer with responsibilities for the company's global finance and cash management functions. From 1981 until 1988 Mr. Hirvela worked for Texas Eastern Corporation, a diversified international energy company, in a number of management positions including Assistant Treasurer and Manager-Corporate Development. Prior to joining Texas Eastern Corporation, Mr. Hirvela worked for Bank of America as an operations officer in San Diego, California.

      STEVEN M. HELM has served as Vice President - Legal and Secretary of the Company since May 1996. Prior to joining the Company, Mr. Helm was an attorney in private practice in Illinois.

      LARRY D. HENK has served as Vice President of Operations since June 1994. Mr. Henk joined the Company in January 1992, as General Manager of R.18, when it was acquired by the Company. Prior to joining the Company, Mr. Henk served as General Manager of R.18 since 1991 and General Manager of Environmental Development Corporation from 1987 until its acquisition by the Company in July 1992.

      H. STEVEN UTHOFF has served as Vice President - Acquisition Analysis and Integration since April 1997. Mr. Uthoff has also served as Vice President - Finance from January 1995 to November 1996 and Controller from June 1994 to March 1997. Between 1989 and 1994, Mr. Uthoff served as Vice President and Controller of Loroff Enterprises, Inc., a Houston, Texas management consulting firm, specializing in contract acquisition, business turnaround, accounting and tax services. From 1987 to 1989, Mr. Uthoff served as Financial Controller, North America, for Mannai Investment Co., Inc., an investment banking firm based in London, England.

      MICHAEL G. HANNON has served as Vice President of Corporate Development since April 1994. From 1975 to 1993, Mr. Hannon was employed by Laidlaw Waste Systems, Inc. ("Laidlaw") where he held a variety of management positions. His most recent position at Laidlaw was that of Regional Vice President, with overall responsibility for Laidlaw's 24 midwestern waste service operations having annual revenues in excess of $100 million. Prior to holding that position, Mr. Hannon held positions in Mergers & Acquisitions and served as Controller.

      PETER HATHAWAY has served as Chief Accounting Officer since February 1995 and Vice President since May 1996. From May 1996 through April 1997, Mr. Hathaway also served as Treasurer. From September 1991 through 1994 he was employed by BFI as Controller and Finance Director for certain Italian operations holding responsibilities for the acquisition, reorganization and integration, controller, and financing functions of a $100 million joint venture. From 1979 through September 1991, Mr. Hathaway served in the audit division of Arthur Andersen LLP in Colorado, Italy and Connecticut, most recently in the position of Senior Manager.

      JAMES S. ENG has served as Controller since March 1997. Prior to joining the Company, Mr. Eng served as the Controller of USA Waste Services, Inc., a national solid waste management company, from September 1996 to March 1997. From November 1992 to September 1996, he served as Vice President, Controller and Chief Accounting Officer for Sanifill, Inc. ("Sanifill"), a large solid waste management company. Before joining Sanifill, Mr. Eng served in various financial positions with BFI.

      G. THOMAS ROCHFORD, JR. has served as Treasurer since April 1997. From July 1984 to April 1997, Mr. Rochford served in a number of management positions with Sysco Corporation ("Sysco"), including Manager of Tax and Fixed Assets, Director of Treasury Operations, and, most recently, Assistant Treasurer, with responsibilities for finance, cash management, risk management and benefits. Prior to joining Sysco, Mr. Rochford served with Hydril, Inc. ("Hydril"), a leading producer of oil well equipment, in several financial management positions from April 1982 to July 1984. Before his employment with Hydril, Mr. Rochford served in various audit capacities with the Indiana State Revenue Department.

EXECUTIVE COMPENSATION

      SUMMARY OF COMPENSATION. The following table provides certain summary information concerning compensation paid or accrued during the fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 1996 (the "Named Executive Officers"):


                                                                                                                          LONG TERM
                                                                                                                        COMPENSATION
                                                                                 ANNUAL COMPENSATION                       AWARDS
                                                                 ---------------------------------------------------    ------------
                                                                                                                         SECURITIES
                                                                                                                         UNDERLYING
                                                                                                      OTHER ANNUAL        OPTIONS/
NAME AND POSITION                                      YEAR         SALARY             BONUS          COMPENSATION       SARS(1)(#)
                                                     --------    -------------     -------------    ----------------    ------------
Roger A. Ramsey......................................  1996           $348,803          $120,000     $    9,972(2)         600,000
   Chairman Of The Board Of Directors And              1995            260,000           200,000          --               232,175
   Chief Executive Officer                             1994            223,538            32,500          --                40,000

Thomas H. Van Weelden................................  1996            357,345           120,000          6,849(2)         600,000
   President And Chief Operating Officer               1995            260,000           160,000          --               232,175
                                                       1994            223,538            52,500        170,638(3)          40,000

Larry D. Henk........................................  1996            197,700            85,000            448(2)          40,000
   Vice President Of Operations                        1995            175,000            65,000          --               150,000
                                                       1994            135,800            44,000          --                68,100

H. Steven Uthoff.....................................  1996            197,147            45,000         68,569(4)          40,000
   Vice President - Acquisition Analysis               1995            175,000            52,500          --               150,000
   And Integration                                     1994             84,015             9,000          --                25,000

Henry L. Hirvela.....................................  1996            157,827            85,000         26,830(5)         100,000
   Vice President, Chief Financial Officer             1995             --                --              --                --
                                                       1994             --                --              --                --

-------
(1) See "--Option Grants in Last Fiscal Year," for certain information regarding options granted during the fiscal year ended December 31, 1996.
(2)   Represents dues associated with membership in certain organizations.
(3) Includes $156,261 paid by the Company as reimbursement for certain relocation expenses, $10,772 for automobile allowance, fuel and maintenance, and $3,605 for dues associated with membership in certain organizations.
(4)   Represents reimbursement for certain relocation expenses.
(5) Includes $26,553 paid by the Company as reimbursement for certain relocation expenses and $277 for dues associated with membership in certain organizations.

      OPTION GRANTS IN LAST FISCAL YEAR. The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 1996 under the Incentive Plans:

                                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                                              AT ASSUMED ANNUAL
                                                                                                             RATES OF STOCK PRICE
                                                                                                               APPRECIATION FOR
                                                                INDIVIDUAL GRANTS                               OPTION TERM(2)
                                            ----------------------------------------------------------  ----------------------------
                                                              PERCENT OF
                                               NUMBER OF         TOTAL
                                              SECURITIES     OPTIONS/SARs      EXERCISE
                                              UNDERLYING      GRANTED TO       OR BASE
                                             OPTIONS/SARs    EMPLOYEES IN       PRICE       EXPIRATION       5%           10%
         NAME AND POSITION                   GRANTED(#)(1)    FISCAL YEAR     ($/SHARE)       DATE           ($)          ($)
                                            --------------- ---------------  ------------  -----------  -------------- -------------
Roger A. Ramsey.............................        400,000        21%           $9.500     06/21/06      $2,389,800   $6,056,221
   Chief Executive Officer                          100,000         5%            9.500     06/21/06         597,450    1,514,055
                                                    100,000(3)      5%            8.125        N/A           510,977    1,294,916
                                                    246,154(4)     N/A            8.125        N/A           552,563    1,221,021

Thomas H. Van Weelden.......................        400,000        21%            9.500     06/21/06       2,389,800    6,056,221
   President, Chief Operating Officer               100,000         5%            9.500     06/21/06         597,450    1,514,055
                                                    100,000(3)      5%            8.125        N/A           510,977    1,294,916
                                                    246,154(4)     N/A            8.125        N/A           552,563    1,221,021

Larry D. Henk...............................         40,000         2%            6.875     01/24/06         172,946      438,279
   Vice President Of Operations

H. Steven Uthoff............................         40,000         2%            6.875     01/24/06         172,946      438,279
   Vice President - Acquisition
   Analysis And Integration

Henry L. Hirvela............................        100,000         5%            9.125     04/01/06         573,866    1,454,290
   Vice President, Chief Financial
   Officer

-------

     (1)Each option granted under the Incentive Plans becomes immediately exercisable on the occurrence of a Change in Control (as defined in the Incentive Plans). No stock appreciation rights were granted during 1996.

     (2)Because the exercise price of all options equals the market price per share of Common Stock on the date of grant, the potential realizable value of the options assuming 0% stock price appreciation is zero.

     (3)Represents shares of restricted stock under the Incentive Plans.

     (4)Represents shares of Common Stock (the "Loan Shares") purchased from the Company with the proceeds of a $2,000,000 loan from the Company pursuant to a promissory note which is due in June 2001, bears interest at a rate of 6.625% per year and is secured by the pledge of the Loan Shares.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR ENDED OPTION VALUES. The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 1996 by the Chief Executive Officer and each of the Named Executive Officers listed in the preceding tables:


                                                                              NUMBER OF                         VALUE OF
                                                                        SECURITIES UNDERLYING                  UNEXERCISED
                                                                             UNEXERCISED                      IN-THE-MONEY
                                        SHARES                              OPTIONS/SARs                     OPTIONS/SARs AT
                                     ACQUIRED ON       VALUE           AT FISCAL YEAR-END(#)             FISCAL YEAR-END($)(1)
      NAME                           EXERCISE(#)    REALIZED($)       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
      ----                           --------------  ------------  --------------------------------- -------------------------------
Roger A. Ramsey.....................     --             --             564,494        595,181          $2,453,265        $353,313
Thomas H. Van Weelden...............     --             --             401,994        520,181           1,608,263         240,815
Larry D. Henk.......................     --             --             179,800         90,000             825,975         344,000
H. Steven Uthoff....................     --             --             125,000         90,000             604,250         344,000
Henry L. Hirvela....................     --             --                  --        100,000                  --          12,500

-------
   (1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Common Stock on December 31, 1996 ($9.25 per share) and the exercise price, which ranges between $3.00 and $9.125 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.

      EMPLOYMENT AGREEMENTS. The Company has entered into Executive Employment Agreements with certain Named Executive Officers. The Executive Employment Agreements of Mr. Ramsey and Mr. Van Weelden provide a base salary of $500,000 and a primary term which expires in 1999 that, after each year of employment, is automatically renewed for successive one-year terms. The Executive Employment Agreements of Mr. Henk and Mr. Uthoff provide for salaries of $260,000 and $225,000, respectively, and a primary term which expires in 1997 that is automatically renewed for successive one-year terms. If the Executive Employment Agreements of Messrs. Ramsey, Van Weelden, Henk or Uthoff are terminated by the employee for Good Reason (as defined in the Executive Employment Agreement), or by the Company without Cause (as defined in the Executive Employment Agreement), the base salary will be paid until expiration of the term of the Executive Employment Agreement. If the Executive Employment Agreements of Messrs. Ramsey, Van Weelden, Henk or Uthoff are terminated by the employee for Good Reason or by the Company without Cause and a Change in control (as defined in the Executive Employment Agreement) has occurred within the two years preceding the date of termination, the Company is obligated to pay an amount equal to the sum of two times the base salary on the date of termination and the bonus paid for the previous year. The Company has also entered into Employment Agreements with Michael G. Hannon, Peter S. Hathaway and Steven M. Helm. These Employment Agreements provide for base salaries ranging from $185,000 to $225,000, as well as terms and severance arrangements similar to those found in the Executive Employment Agreements of the Named Executive Officers.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Messrs. Lehmann, Shepard and James G. Coulter (who, pursuant to the Shareholders Agreement, resigned from the Board of Directors in May 1997) served on the Compensation Committee in 1996. No member of the Compensation Committee has ever served as an executive officer of the Company. The Company has issued securities to, and raised working capital through borrowings from Equus. See "--Certain Relationships and Related Transactions."

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

      Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore stockholder value, by aligning closely the financial interests of the Company's senior executives with those of its stockholders. Therefore, executive compensation is related to the financial performance of the Company and consists of the following elements: base compensation, cash bonus and incentive stock benefits ("Incentive Awards").

      Executive base compensation for senior executives (including the Chief Executive Officer and the Named Executive Officers) is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Compensation Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of solid waste management companies that are regarded by the Compensation Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Compensation Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Compensation Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels. To ensure retention of qualified management, the Company has entered into employment agreements with its key management personnel. The employment agreements establish annual base salary amounts that the Compensation Committee may increase, based on the foregoing criteria.

      The Compensation Committee evaluated the experience, length of service and the general success of the Company's operations in determining the Chief Executive Officer's compensation for 1996. The Compensation Committee also considered the Company's growth through its acquisition strategy, revenues, and realization of operational efficiencies in 1996. The Compensation Committee noted that the Company achieved significant growth in revenues, cash flow, earnings per share and shareholder return on equity, before consideration of extraordinary items and acquisition related charges, in 1996, as compared to 1995, and that the completion of the acquisition of the solid waste management operations of Laidlaw Inc. in December 1996 (the "Laidlaw Acquisition") had significantly increased the size, revenues and scope of operations of the Company. Based on these factors, the Committee increased the salary of the Chief Executive Officer to $500,000 for 1997.

      Annual cash bonuses reflect a policy of requiring a certain level of Company financial performance for the year before any cash bonuses are earned by senior executives. In setting such performance criteria, the Compensation Committee considers the total compensation payable or potentially available to the Chief Executive Officer and other senior executives, including the Named Executive Officers. The Compensation Committee has tied potential bonus compensation to performance factors, including the officer's efforts and contributions towards obtaining Company goals, the Company's overall growth, and the results of the officer's efforts in achieving Company growth. Based on the Company's significantly improved financial performance in 1996, as reflected in significant increases in revenues, cash flow, earnings per share and shareholder return on equity, before consideration of extraordinary items and acquisition related charges, and the significant increase in the size, revenues and scope of operations of the Company as a result of the Laidlaw Acquisition, the Compensation Committee awarded a bonus of $120,000 to the Chief Executive Officer.

      The Incentive Plans are intended to provide key employees, including the Chief Executive Officer and the executive officers of the Company and its subsidiaries with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Incentive Plans provide a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

      The Compensation Committee is authorized to make Incentive Awards under the Incentive Plans to key employees, including officers (whether or not they are also directors) of the Company and its subsidiaries. Although the Incentive Awards are not based on any one criteria, the Committee considers:

            (i) management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies;

            (ii) margin improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth; and

            (iii) the attainment of personal performance goals established for certain employees as well as district and company-wide performance goals.

      The Compensation Committee also uses Incentive Awards as a form of compensation in lieu of providing salary increases, based on its view that Incentive Awards provide a more effective incentive for management performance than cash payments and the salaries and bonuses paid to the Company's executives are somewhat lower than those paid by other companies in the industry.

      Based on these criteria, during the fiscal year ended December 31, 1996, the Company granted to the Chief Executive Officer (i) options covering an aggregate of 500,000 shares of Common Stock at an exercise price of $9.50 per share, (ii) 100,000 shares of restricted stock, and (iii) a loan which was used to purchase 246,154 shares of Common Stock which are pledged as security for such loan. See "--Executive Compensation."

      The Management Development and Compensation Committee of the Board of Directors.

                                     Nolan Lehmann
                                    Alan B. Shepard
                                   Antony P. Ressler

PERFORMANCE GRAPH

      The following performance graph compares the performance of the Common Stock to the Nasdaq Composite Index and to an index of peer companies selected by the Company. The graph covers the period from December 31, 1991 to December 31, 1996. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1991 and that all dividends were reinvested.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                               12/31/91       12/31/92       12/31/93       12/30/94       12/29/95     12/31/96
                                               -------        -------        -------        -------        -------      -------
Allied Waste Industries, Inc. ............     $  9.00        $  4.75        $  5.25        $  4.00        $  7.13      $  9.25
Index ....................................       100.0           52.8           58.3           44.4           79.2        102.8
Nasdaq Composite Index ...................     $187.20        $217.86        $250.09        $244.46        $346.72      $425.26
Index ....................................       100.0          116.4          133.6          130.6          184.7        227.2
                                               -------        -------        -------        -------        -------      -------
Peer Group:
BFI, Inc. ................................     $ 21.75        $ 26.13        $ 25.75        $ 28.38        $ 29.38      $ 26.25
American Waste Services, Inc. ............        7.38           3.38           3.13           1.63           2.00         2.38
WMX Technologies, Inc. ...................       42.13          40.00          26.38          26.13          29.75        32.50
USA Waste Services, Inc. .................       14.00          14.50          11.38          11.38          18.88        31.88
                                               -------        -------        -------        -------        -------      -------
Total ....................................     $ 85.26        $ 84.01        $ 66.64        $ 67.50        $ 80.00      $ 93.00
                                               -------        -------        -------        -------        -------      -------
Index ....................................       100.0           98.5           78.2           79.2           93.8        109.1
                                               -------        -------        -------        -------        -------      -------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested Directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described below meet that standard.

      Nolan Lehmann is President and a Director of Equus and a Director of the Company. On May 3, 1996, the Company issued 23,751 shares of its Common Stock to Equus in satisfaction of a conversion fee due pursuant to the conversion of 9% Cumulative Convertible Preferred Stock.

      In consideration of the acquisition of R.18 in January 1992, the Company and Thomas H. Van Weelden entered into a non-competition agreement which provides for the payment to Mr. Van Weelden of an annual fee of $25,000 through February, 1997. Prior to the Company's acquisition of Environmental Development Corporation ("EDC"), Mr. Van Weelden, certain of his affiliates and certain other persons entered into an agreement with EDC pursuant to which EDC is obligated to pay an aggregate of $5.6 million on the issuance of a permit entitling EDC or its subsidiaries to operate a non-hazardous solid waste landfill comprising at least 7,000,000 cubic yards of airspace on a tract of land formerly owned by such parties. In April 1995, this permit was issued and the $5.6 million obligation was remitted to the aforementioned parties in the form of cash and promissory notes. Thomas H. Van Weelden, Larry D. Henk and James G. Van Weelden received $1,204,875, $187,250 and $655,375, respectively, in four-year promissory notes bearing interest at 12% per year. All promissory notes issued in connection with this permit are guaranteed by the Company.

      Curtis T. Ramsey is employed by the Company and received $88,350 in employment compensation for the year ended December 31, 1996. Curtis Ramsey is the son of Roger A. Ramsey.

      Edward L. Van Weelden and James G. Van Weelden are employed by the Company and received $135,000 and $160,000, respectively, in employment compensation for the year ended December 31, 1996. Edward Van Weelden and James Van Weelden are the brothers of Thomas Van Weelden.

AUDITORS

      Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, have served as the independent auditors of the Company for a number of years. While management anticipates that this relationship will continue to be maintained during 1997 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Arthur Andersen. Representatives of Arthur Andersen plan to attend the Annual Meeting and will be available to answer appropriate questions. These representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on a review of the forms the Company has received or prepared, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to the Company's Directors, officers and greater than 10% stockholders were met except Henry L. Hirvela, Steven M. Helm, Brian A. O'Leary and Alan B. Shepard were each late in filing one report regarding one transaction.

MISCELLANEOUS MATTERS

      The annual report to stockholders covering the fiscal year ended December 31, 1996 is included with this proxy statement. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 1998 Annual Meeting of stockholders is required to submit such proposals to the Company on or before March 3, 1998.

                                 By Order of the Board of Directors,

                                 /s/ ROGER A. RAMSEY
                                 Roger A. Ramsey
                                 CHAIRMAN OF THE BOARD AND
                                   CHIEF EXECUTIVE OFFICER

                         ALLIED WASTE INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JULY 2, 1997

        The undersigned hereby appoints Roger A. Ramsey and Thomas H. Van Weelden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Allied Waste Industries, Inc. (the "Company") held of record by the undersigned on May 28, 1997, at the Annual Meeting of Stockholders to be held on July 2, 1997, or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                            FOR    WITHHELD  NOMINEES:
1. Election of Directors    [ ]      [ ]     Roger A. Ramsey
                                             Thomas H. Van Weelden
   For, except vote withheld from the        Nolan Lehmann
   following nominees:                       Alan B. Shepard
                                             Brian A. O'Leary
   _____________________________________     Michael Gross
                                             David B. Kaplan
   _____________________________________     Antony P. Ressler
                                             Howard A. Lipson
   _____________________________________     Warren B. Rudman
                                             Dennis Hendrix
                                             Vincent Tese

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NAMED DIRECTORS.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)  ________________________________________________  DATE ___________

NOTE: Please sign exactly as name or names hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.